55 Water Street New York, NY 10041 www.spglobal.com Press Release For Immediate Release

S&P Global to Present Next Phase of its Growth Strategy and Medium-Term Financial Targets at Investor Day 2025

Company to Outline its Mission of Advancing Essential Intelligence
Announces New Share Repurchase Program, up to 30 Million Shares

NEW YORK, November 13, 2025 -- S&P Global (NYSE: SPGI) will present the next phase of its growth strategy at its 2025 Investor Day today in New York. S&P Global President and Chief Executive Officer Martina Cheung and executives will discuss how S&P Global is “advancing essential intelligence” to enable its customers to make more confident decisions and remain a step ahead with S&P Global’s industry-leading solutions.

"This is a very exciting time at S&P Global. Our customers and the markets in which they operate, are evolving in ways that increase their need for our leading benchmarks, differentiated data, and workflows,” said Ms. Cheung. “We have a clear strategy that we expect will advance our current leadership positions and enable us to grow faster in high-growth adjacencies, while amplifying our enterprise capabilities and integration of AI. We are engaged deeply with our customers and enable them to answer their most pressing questions with confidence, wherever they choose to work.”

The Company expects to discuss its strategy, operations, and medium-term financial targets for its four core divisions: Market Intelligence, Ratings, Energy, and S&P Dow Jones Indices. In a release dated April 29, 2025, the Company announced its intent to separate S&P Global Mobility (“Mobility”) from S&P Global into a standalone public company. Medium-term financial targets at Investor Day exclude any contribution from Mobility. The Company does not expect to provide financial guidance for 2026 until its fourth-quarter earnings in February 2026.

S&P Global’s multi-year enterprise and divisional strategies center on three key objectives:
•Advance Market Leadership: Reinforce our position as the leading provider of benchmarks, data, and solutions to global and diverse end-markets by delivering trusted and differentiated data and best-in-class products through multiple channels.
•Expand High-Growth Adjacencies: Accelerate growth in high-growth adjacencies, including private markets and energy expansion, alongside leading-edge AI and technology products and capabilities.
•Amplify Enterprise Capabilities and AI: Expedite value creation for our customers by deploying more capabilities at scale across the enterprise, including data, AI, and customer engagement, and empowering our people to drive the change.

S&P Global Commodity Insights Division is now S&P Global Energy
The division's new name reflects its strategic focus on providing benchmarks, data, and insights that enable its customers to plan, act, and thrive in a rapidly expanding and evolving global energy ecosystem. The S&P Global Energy name speaks to the power of our shared strength when our insights, data and technologies work together across all energy sources and supply chains.

Enterprise Financial Targets
During the event, S&P Global will introduce the following non-GAAP, medium-term financial targets. These targets assume issuance volumes (for Ratings) and market appreciation (for S&P Dow Jones Indices) are in line with historical annual averages. Average adjusted margin expansion excludes the contribution from OSTTRA in 2025. Targets are as follows and are on an average annual basis:

▪7% to 9%: Organic, constant currency revenue growth
▪50-75 bps: Adjusted operating margin expansion
▪Double-digit adjusted diluted EPS growth

Division Financial Targets
The Company will also introduce non-GAAP, medium-term targets for organic, constant currency revenue growth, on an average annual basis in each of its divisions. Targets are as follows:

▪Market Intelligence: 6% to 8%
▪Ratings: 6% to 9%
▪Energy: 6% to 8%
▪S&P Dow Jones Indices: 10% to 12%

New Accelerated Share Repurchase Transaction
S&P Global today also announced that its Board of Directors has authorized a new share repurchase program of up to 30 million shares. The Company previously announced a $2.5 billion Accelerated Share Repurchase (ASR) expected to launch in the fourth quarter following Investor Day. The Company reiterates its capital return framework, targeting the return of approximately 85% of adjusted free cash flow to shareholders through dividends and share repurchases.

"S&P Global has demonstrated a strong track record of delivering profitable growth while reinvesting in its business and returning significant capital to shareholders. We have full conviction that our focus on organic revenue growth and productivity will enable us to achieve our medium-term targets for profitable annual growth and deliver ongoing capital returns,” said S&P Global Chief Financial Officer Eric Aboaf.

Access Details for Webcast
Attendance at the in-person event is by invitation only. Any interested parties may tune in to the live video webcast.

Investor Day will begin streaming live on November 13, 2025 at 1:00 p.m. EST and will conclude by 4:00 p.m. EST. The video webcast will be available, live and in replay for one year, at https://investorday2025.spglobal.com. Discussions may include forward-looking information.

The presenters' slides will be posted to the Company's Investor Relations website on November 13, 2025 at 12:45 p.m. EST. Additional information presented during Investor Day may be made available at http://investor.spglobal.com.

Event Speakers
S&P Global's leaders participating in the Investor Day include:
▪President and Chief Executive Officer Martina Cheung
▪Chief Financial Officer Eric Aboaf
▪Chief AI Officer & Kensho Chief Executive Officer Bhavesh Dayalji
▪President, S&P Global Energy Dave Ernsberger
▪President, S&P Global Ratings Yann Le Pallec
▪Chief Client Officer Sally Moore
▪President, S&P Global Market Intelligence & Chief Enterprise Data Officer Saugata Saha

About S&P Global
S&P Global (NYSE: SPGI) enables businesses, governments, and individuals with trusted data, expertise and technology to make decisions with conviction. We are Advancing Essential Intelligence through world-leading benchmarks, data, and insights that customers need in order to plan confidently, act decisively, and thrive economically in a rapidly changing global landscape.

From helping our customers assess new investments across the capital and commodities markets to guiding them through the energy expansion, acceleration of artificial intelligence, and evolution of public and private markets, we enable the world’s leading organizations to unlock opportunities, solve challenges, and plan for tomorrow – today. Learn more at www.spglobal.com.

Contact:

Investor Relations:
Mark Grant
Senior Vice President, Investor Relations and Treasurer
Tel: +1 (347) 640-1521
mark.grant@spglobal.com

Media:
Christina Twomey
Chief Communications Officer
Tel: +1 (410) 382-3316
christina.twomey@spglobal.com

Comparison of Adjusted Information to U.S. GAAP Information: The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also refers to and presents certain additional non-GAAP financial measure targets, within the meaning of Regulation G under the Securities Exchange Act of 1934. These targets are: non-GAAP organic constant currency revenue, non-GAAP adjusted operating profit margin, and non-GAAP adjusted diluted EPS. The Company is not able to provide reconciliations of these forward-looking non-GAAP financial measures to comparable GAAP measures because certain items required for such reconciliations are outside of the Company's control and/or cannot be reasonably predicted without unreasonable effort.

The Company’s non-GAAP measures include adjustments that reflect how management views our businesses. The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods, and management also uses these measures internally to assess the operating performance of its business, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider any of these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports.

Forward-Looking Statements: This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this press release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: share repurchases, financial targets, the outcome of contingencies; future actions by regulators; changes in the Company’s business strategies and methods of generating revenue; the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; the Company’s effective tax rates; the Company’s cost structure, dividend policy, cash flows or liquidity; and the anticipated separation of S&P Global Mobility ("Mobility") into a standalone public company.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:
•worldwide economic, financial, political, and regulatory conditions (including slower GDP growth or recession, restrictions on trade (e.g., tariffs), instability in the banking sector and inflation), and factors that contribute to uncertainty and volatility (e.g., supply chain risk), natural and man-made disasters, civil unrest, public health crises (e.g., pandemics), geopolitical uncertainty (including military conflict), and conditions that result from legislative, regulatory, trade and policy changes, including from the U.S. administration;
•the volatility and health of debt, equity, commodities, energy and automotive markets, including credit quality and spreads, the composition and mix of credit maturity profiles, the level of liquidity and future debt issuances, equity flows from active to passive, fluctuations in average asset prices in global equities, demand for investment products that track indices and assessments and trading volumes of certain exchange-traded derivatives;
•the demand and market for credit ratings in and across the sectors and geographies where the Company operates;
•the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential for a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;
•the outcome of litigation, government and regulatory proceedings, investigations and inquiries;

•concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks, indices and other services;
•the level of merger and acquisition activity in the United States and abroad;
•the level of the Company’s future cash flows and capital investments;
•the effect of competitive products (including those incorporating generative artificial intelligence ("AI")) and pricing, including the level of success of new product developments and global expansion;
•the impact of customer cost-cutting pressures;
•a decline in the demand for our products and services by our customers and other market participants;
•our ability to develop new products or technologies, to integrate our products with new technologies (e.g., AI), or to compete with new products or technologies offered by new or existing competitors;
•our ability to attract, incentivize and retain key employees, especially in a competitive business environment;
•our ability to successfully navigate key organizational changes, including among our executive leadership;
•the Company’s exposure to potential criminal sanctions or civil penalties for noncompliance with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia and Venezuela, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions;
•the continuously evolving regulatory environment in Europe, the United States and elsewhere around the globe affecting each of our businesses and the products they offer, and our compliance therewith;
•the Company’s ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;
•consolidation of the Company’s customers, suppliers or competitors;
•the introduction of competing products or technologies by other companies;
•the ability of the Company, and its third-party service providers, to maintain adequate physical and technological infrastructure;
•the Company’s ability to successfully recover from a disaster or other business continuity problem, such as an earthquake, hurricane, flood, civil unrest, protests, military conflict, terrorist attack, outbreak of pandemic or contagious diseases, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man-made event;
•the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates;
•the impact of changes in applicable tax or accounting requirements on the Company;
•the separation of Mobility not being consummated within the anticipated time period or at all;
•the ability of the separation of Mobility to qualify for tax-free treatment for U.S. federal income tax purposes;
•any disruption to the Company’s business in connection with the proposed separation of Mobility;
•any loss of synergies from separating the businesses of Mobility and the Company that adversely impact the results of operations of both businesses, or the companies resulting from the separation of Mobility not realizing all of the expected benefits of the separation; and
•following the separation of Mobility, the combined value of the common stock of the two publicly-traded companies not being equal to or greater than the value of the Company’s common stock had the separation not occurred.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including Item 1A, Risk Factors in our most recently filed Annual Report on Form 10-K, as supplemented by Item 1A, Risk Factors, in our most recently filed Quarterly Report on Form
10-Q.